Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY, INC. ANNOUNCES CLOSING OF ACCRETIVE ALL CASH SVENSKA ACQUISITION

HOUSTON – April 30, 2024 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today announced that it has closed the acquisition of Svenska Petroleum Exploration AB (“Svenska”), an exploration and production (“E&P”) company based in Stockholm, Sweden (the “Acquisition”). As previously disclosed, Svenska’s primary asset is a 27.39% non-operated working interest in the deepwater producing Baobab field in Block CI-40, offshore Cote d’Ivoire in West Africa. Net purchase price of $40.2 million was fully funded by cash on hand with no issuance of debt or equity.

Transaction Highlights:

●	Immediately accretive to shareholders on key metrics:
○

Following the planned shutdown for maintenance in April, the Baobab field is back on production with a current rate in excess of 5,000 VAALCO working interest (“WI”) barrels of oil equivalent per day (“BOEPD”) (99% oil);

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Includes estimated 1P WI CPR reserves as of October 1, 2023, of 13.0 million barrels of oil equivalent (“MMBOE”) (99% oil) and total 2P WI CPR reserves at October 1, 2023, of 21.7 million MMBOE (97% oil);[1] and

●

Strategically expands West African focus area with a sizeable producing asset that has significant upside potential and considerable future development opportunities in Cote d’Ivoire, a well-established and investment-friendly country.

George Maxwell, VAALCO’s Chief Executive Officer commented, “We are very pleased to have closed this highly accretive acquisition in less than two months. We continue to enhance our diversified portfolio by building size and scale that allows VAALCO to generate significant free cash flow and execute our strategic vision. We are excited to be partnering with Petroci and Canadian Natural Resources International, and believe the Baobab field in Cote d’Ivoire is an outstanding asset with significant upside potential. We will be incorporating the production, revenue and related operating expenses from the acquisition into our Q2 2024 and full year 2024 guidance that we will discuss in our upcoming first quarter earnings release and conference call in early May. This is highly accretive on key metrics to our shareholder base and provides another strong asset to support future growth. We continue to have no bank debt and we will use our strong balance sheet to fund our growth activities, all while returning value to our shareholders.”

Advisors

VAALCO retained Stifel as sole financial advisor, and Mayer Brown International LLP as legal counsel.

Svenska Petroleum Exploration AB retained Evercore Partners International LLP and GKA Advisors LLP as financial advisers and Fieldfisher LLP as legal counsel.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with a diverse portfolio of production, development and exploration assets across Gabon, Egypt, Cote d’Ivoire, Equatorial Guinea and Canada.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 543 3422
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	VAALCO@buchanan.uk.com

Stifel (Financial Advisor) Callum Stewart / Simon Mensley	+44 (0) 20 7710 7600

Endnote

1.

Reserves estimates in this announcement were prepared in accordance with the definitions and guidelines set forth in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. See “Oil and Natural Gas Reserves” for further information.

Forward Looking Statements

This announcement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan,” “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this announcement may include, but are not limited to, statements relating to (i) expectations and estimates of future drilling, production and sales of crude oil and natural gas; (ii) expectations regarding VAALCO’s ability to effectively integrate assets and properties it has acquired as a result of the Acquisition into its operations; (iii) expectations of future balance sheet strength; and (iv) expectations of future plans, priorities, focus and benefits of the Acquisition. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of the Svenska; the outcome of any cost audits undertaken by the Cote d’Ivoire government; timing and amounts of any decommissioning or other wind up costs relating to any acquired Nigerian assets; declines in oil or natural gas prices; the level of success in exploration, development and production activities; actions of joint-venture partners; adverse weather conditions that may negatively impact development or production activities; risks relating to the timing and costs of completion for scheduled maintenance of the FPSO servicing the Baobab field; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; loss of senior management or technical personnel; and other risks described under the caption “Risk Factors” in the Company’s 2023 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024. There may be additional risks that VAALCO does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect VAALCO’s expectations, plans or forecasts of future events and views as of the date of this announcement. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Oil and Natural Gas Reserves

This announcement contains crude oil and natural gas metrics which do not have standardized meanings or standard methods of calculation as classified by the SEC and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the proposed Acquisition; however, such measures may not be reliable indicators of future performance.

WI CPR Reserves

WI CPR reserves represent proved (1P) and proved plus probable (2P) estimates as reported by Petroleum Development Consultants Limited and prepared in accordance with the definitions and guidelines set forth in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. The SEC definitions of proved and probable reserves are different from the definitions contained in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. As a result, 1P and 2P WI CPR reserves may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves in accordance with SEC definitions.

1P and 2P WI CPR reserves, as disclosed herein, may differ from the SEC definitions of proved and probable reserves because:

●

Pricing for SEC is the average closing price on the first trading day of each month for the prior year which is then held flat in the future, while the 1P and 2P WI CPR pricing is based on pricing assumptions for future Brent oil pricing for 2023 of $84.5 and up to 2030 the Brent Oil price follows the average of four available forecasts and assumes flat real thereafter. Oil price is escalated 2% per year;

●	Lease operating expenses are typically not escalated under the SEC’s rules, while for the WI CPR reserves estimates, they are escalated at 2% annually beginning in 2024.

Management uses 1P and 2P WI CPR reserves as a measurement of operating performance because it assists management in strategic planning, budgeting and economic evaluations and in comparing the operating performance of Svenska to other companies. Management believes that the presentation of 1P and 2P WI CPR reserves is useful to its international investors, particularly those that invest in companies trading on the London Stock Exchange, in order to better compare reserve information to other London Stock Exchange-traded companies that report similar measures. However, 1P and 2P WI CPR reserves should not be used as a substitute for proved reserves calculated in accordance with the definitions prescribed by the SEC. In evaluating VAALCO’s business, investors should rely on VAALCO’s SEC proved reserves and consider 1P and 2P WI CPR reserves only supplementally. As a result of the consummation of the Acquisition, VAALCO will report Svenska’s reserves in accordance with the definitions and regulations promulgated by the SEC.

Other Oil and Gas Advisories

Investors are cautioned when viewing BOEs in isolation. A BOE conversation ratio of six thousand cubic feet of natural gas to one barrel of oil equivalent (6 MCF: 1 Bbl) is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Given that the value ratio based on the current price of crude oil as compared to natural gas is significantly different from the energy equivalency of 6:1, utilizing a conversion on a 6:1 basis may be an incomplete as an indication of value.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Matthew Powers, Corporate Secretary of VAALCO.